SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2008, the Board of Directors of Citizens South Banking Corporation (the “Registrant”) approved an amendment to the Registrant’s Bylaws revising Article II., Section 11, which now provides that no person 72 years of age or above shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors, and that no director shall serve as such beyond the annual meeting of the Registrant immediately following the end of the calendar year during which the director attains age 72.

Article II, Section 11 previously provided a similar restriction on election, reelection, appointment or reappointment, but also previously provided that no director shall serve as such beyond the annual meeting immediately following the director attaining age 72. Article II, Section 11 previously established a specific exemption from this age limitation for advisory directors and directors emeriti.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

ExhibitNo.	Exhibit

3	Text of amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: October 23, 2008	By:	/s/ Paul L. Teem, Jr.
Paul L. Teem, Jr.
Executive Vice President, Secretary and Chief Administrative Officer